UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_________________

Date of Report (Date of earliest event reported): August 15, 2008

China Clean Energy Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-126900	87-0700927
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Fujian Zhongde Technology Co., Ltd. Fulong Industry Zone Longtian Town Fuqing City Fujian, China	35013
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 86-591-85773387

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 12, 2008, the board of directors of China Clean Energy Inc. (the “Company”) appointed Ri-wen Xue, its Chief Operating Officer and a director, as its principal financial officer and principal accounting officer to hold such positions until the filing of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2008 with the Securities and Exchange Commission. Accordingly, on August 15, 2008, Mr. Xue resigned as the Company’s principal financial and accounting officer and Ms. Shannon Yan, the Company’s Interim Chief Financial Officer, assumed such position.

Ms. Yan, 32, joined the Company as its Interim Chief Financial Officer on July 31, 2008 and served as its principal financial officer and principal accounting officer from July 31, 2008 until August 12, 2008. From January 2007 through July 2008, Ms. Yan served as a senior financial analyst for Sara Lee Corporation. Prior thereto, from June 2005 through December 2006, Ms. Yan served as a financial analyst and project leader, and from May 2003 through May 2005, as a senior accountant, for World Richman Manufacturing Corporation, an international manufacturer of leather, Koskin and nylon bags. Ms. Yan is currently completing her MBA degree on a part-time basis at the University of Chicago with concentrations in accounting, finance and strategic management. Ms. Yan holds a B.A. in English from Sichuan International Studies University in China.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA CLEAN ENERGY INC.

Dated: August 19, 2008	By:	/s/ Tai-ming Ou
Name: Tai-ming Ou
Title: Chief Executive Officer